                                                                  Exhibit 10.1.2

                   AMENDED AND RESTATED BRIDGE LOAN AGREEMENT
                   ------------------------------------------

              This AMENDED AND RESTATED BRIDGE LOAN AGREEMENT (this "Agreement")
is made as of October 2, 2003 by and between ORMAT NEVADA, INC. (the
"Borrower"), a Delaware corporation having its principal place of business at
980 Greg Street, Sparks, Nevada 89431-6039, and BANK LEUMI USA (the "Bank"), a
New York State chartered banking institution with its office at 564 Fifth
Avenue, New York, NY 10036.

              The Borrower and the Bank heretofore entered into a Bridge Loan
Agreement, made as of May 2, 2002, which was subsequently amended by a First
Amendment made as of July 11, 2002, and letter agreements dated April 30 and
July 2, 2003 (the said Bridge Loan Agreement as so amended is the "Initial
Agreement"). This Agreement amends, restates and supersedes the Initial
Agreement.

                                 1. DEFINITIONS

              Certain capitalized terms are defined below:

              Affiliate: Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and
Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

              Agreement: See preamble, which term shall include this Agreement and the Schedules hereto, all as amended and in effect from time to time.

              Bank: Bank Leumi USA.

              BLITA: Bank Leumi Le-Israel B.M., an Israeli banking institution and an Affiliate of the Bank.

              Borrower:  Ormat Nevada, Inc.

              Business Day: Any day on which banks in New York, NY, are open for business generally.

              Charter Documents: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

              Commitment: The undertaking of the Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower up to an aggregate outstanding principal amount not to exceed the Commitment Amount; provided, however, that the Bank is in receipt of a Standby Letter of Credit in an amount which is not less than 105% of the intended outstanding principal amount of each
Loan (which Standby Letter of Credit shall be a condition precedent to making such Loan).

              Commitment Amount: $20,000,000.

              Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

              Default: An event or act which with the giving of notice and/or the lapse of time, would become an Event of Default.

              Drawdown Date: In respect of any Loan, the date on which such Loan is made to the Borrower.

              Environmental Laws: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the
Comprehensive Environmental Response Compensation and Liability Act of 1980, the
Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water
Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees and orders arising under all such laws.

              ERISA: The Employee Retirement Income Security Act of 1974, as
amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

              Event of Default: Any of the events listed as such in the Restated
Note or in (section) VIII hereof.

              Federal Funds Effective Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York,
or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank.

              Financials: In respect of any period, the balance sheet of any person or entity as at the end of such period, and the related statement of income and statement of cash

flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

              GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, as in effect from time to time.

              Indebtedness: In respect of any entity, all obligations,
contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (i) all debt obligations, (ii) all liabilities secured by Liens, (iii) all guarantees and (iv) all liabilities in respect of bankers' acceptances or letters of credit.

              Interest Period: As defined in the Restated Note.

              Liens: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

              Loan: Any loan made or to be made to the Borrower pursuant to
(section) II hereof.

              Loan Documents: This Agreement, the Restated Note and the Standby
Letter of Credit in each case as from time to time amended or supplemented.

              Loan Request:  See (section) 2.1.

              Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of the Borrower or material impairment of the ability of the Borrower to perform its obligations hereunder or under any of the other Loan Documents.

              Maturity Date: February 2, 2005, or such earlier date on which all
Loans may become due and payable pursuant to the terms hereof.

              Obligations: All indebtedness, obligations and liabilities of the
Borrower to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this
Agreement or any other Loan Document or in respect of any of the Loans or the
Restated Note or other instruments at any time evidencing any thereof.

              Requirement of Law: In respect of any person or entity, any law, treaty, rule, regulation or final and binding determination of an arbitrator, court, or other

governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

              Restated Note: See (section) 2.1 .

              Standby Letter of Credit: One or more unconditional, irrevocable standby letters of credit in a total amount of not less than 105% of the outstanding principal amount of each Loan made up to the Commitment Amount issued by BLITA in favor of the Bank, and expiring not earlier than thirty (30)
days after the Maturity Date. The Standby Letter of Credit shall be available for drawing at any given time in an amount equal to the sum of the then outstanding principal, accrued interest and other amounts payable with respect to the Loans.

                            2. BRIDGE LOAN FACILITY

              2.1 Commitment to Lend.

              (a) On the terms and subject to the conditions of this Agreement, the Bank agrees to lend to the Borrower such sums that the Borrower may request, from the date hereof until, but not including, the Maturity Date, provided that the sum of the outstanding principal amount of all Loans (after giving effect to amounts requested) shall at no time exceed the then applicable Commitment
Amount.

              (b) The Commitment Amount is Twenty Million Dollars ($20,000,000).

              (c) Loans shall be in the minimum aggregate amount of $1,000,000 or an integral multiple thereof. The Borrower shall deliver to the Bank and to
BLITA in writing or telephonically a notice of the principal amount of each requested Loan. Each such notice must be received by the Bank and by BLITA not later than 12:00 p.m. New York time three Business Days before the Drawdown Date
(which must be a Business Day). Subject to the foregoing, so long as the
Commitment is then in effect and the conditions set forth in Section VI hereof are fully satisfied as of such Drawdown Date, the Bank shall advance the amount requested to the Borrower's account at the Bank in immediately available funds not later than the close of business on such Drawdown Date. The obligation of the Borrower to repay to the Bank the principal of the Loans and interest accrued thereon is evidenced by an amended and restated promissory note (the
"Restated Note"), dated as of even date with this Agreement, in the maximum aggregate principal amount of $20,000,000.00 executed and delivered by the
Borrower and payable to the order of the Bank, in form and substance satisfactory to the Bank.

              2.2 Interest. The Borrower shall pay interest on the Loans in accordance with the terms of the Restated Note.

              2.3 Repayments, Prepayments and Reborrowings.

              (a) The Borrower shall pay to the Bank on the Maturity Date the entire unpaid principal of and interest on all Loans.

              (b) The Borrower may elect to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, in a minimum amount of
$1,000,000 or an integral multiple thereof, upon written notice to the Bank given by 10:00 a.m. New York time on the Business Day before the date of such prepayment, of the amount to be prepaid. If prepayment is made on a date other than the last day of an Interest Period, Borrower shall also pay to the Bank additional compensation as prescribed in the Restated Note.

              (c) Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid.

              (d) The Borrower may elect to reduce or terminate the Commitment
Amount by a minimum principal amount of $2,000,000 or an integral multiple thereof, upon written notice to the Bank given by 10:00 a.m. New York time at least two (2) Business Days prior to the date of such reduction or termination.
The Borrower shall not be entitled to increase or reinstate the Commitment
Amount following such reduction or termination.

                          3. CHANGES IN CIRCUMSTANCES

              If after the date hereof the Bank determines that (i) the adoption of or any change in any banking law, rule, regulation or guideline or the administration thereof (whether or not having the force of law), or (ii)
compliance by the Bank or its parent bank holding company with any guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Commitment or the Loans to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance by any amount deemed by the Bank to be material, the Bank may notify the Borrower thereof. The Borrower agrees to pay the Bank the amount of the
Borrower's allocable share of the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. The Bank agrees to allocate shares of such

reduction among the Borrower and the Bank's other customers similarly situated on a fair and nondiscriminatory basis.

                              4. FEES AND PAYMENTS

              4.1 Up-front Fees. Contemporaneously with execution and delivery of this Agreement, the Borrower shall pay to the Bank a one-time total up-front fee in the amount of $20,000.

              4.2 Commitment Fees. Until the earlier of the Maturity Date or the date upon which the Commitment is no longer in effect, the Borrower shall pay to the Bank, on the first day of each calendar quarter hereafter, and upon the
Maturity Date or the date upon which the Commitment is no longer in effect, a commitment fee calculated at a rate per annum which is equal to one quarter percent (1/4%) of the average daily difference by which the then applicable
Commitment Amount exceeds the aggregate of the outstanding Loans during the preceding calendar quarter or portion thereof.

              4.3 Manner of Payment. All payments to be made by the Borrower under this Agreement shall be made in U.S. dollars in immediately available funds at the Bank's office at 564 Fifth Avenue, New York, NY 10036 without set-off or counterclaim and without any withholding or deduction whatsoever. The
Bank shall be entitled to charge any account of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank hereunder, or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately preceding
Business Day. All computations of interest or of the commitment fee payable hereunder shall be made by the Bank on the basis of actual days elapsed and on a
360-day year. The aggregate unpaid amount of Loans set forth on the Bank's internal records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Bank's records shall not affect the obligations of the Borrower hereunder or under the Restated Note to make payments of principal of and interest on the Restated Note when due.

                       5. REPRESENTATIONS AND WARRANTIES

              The Borrower represents and warrants to the Bank on the date hereof, on the date of any Loan Request, and on each Drawdown Date that:

              (a) the Borrower is duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by the Borrower of the Loan
       Documents (i) are within its corporate

       authority, (ii) have been duly authorized, and (iii) do not conflict with or contravene its Charter Documents;

              (b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

              (c) the Borrower has good and marketable title to all its material properties, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others;

              (d) the Borrower has provided to the Bank its unaudited Financials as at December 31, 2002, and for the period then ended, and such
       Financials are complete and correct and fairly present the position of the Borrower as at such date and for such period in accordance with GAAP consistently applied;

              (e) since December 31, 2002, there has been no materially adverse change of any kind in the Borrower which would have a Materially Adverse
       Effect;

              (f) there are no legal or other proceedings or investigations pending or threatened against the Borrower before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect;

              (g) the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by the Borrower, including borrowing under this Agreement (i) do not require any Consents;
       and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document,
       corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property; and

              (h) the Borrower is not in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of
       Law, in a manner which could have a Materially Adverse Effect.

                            6. CONDITIONS PRECEDENT

              In addition to the making of the foregoing representations and warranties, the payment of fees, and the delivery of the Loan Documents, the obligation of the Bank to

make each Loan hereunder shall be subject to the satisfaction, as of the date of the funding of each such Loan, of the following further conditions precedent:

              (a) BLITA shall have advanced funds to the Bank in the amount of such Loan;

              (b) the Standby Letter of Credit shall be in full force and effect;

              (c) the representations and warranties of the Borrower to the Bank shall be true and correct in all material respects as of the time made or claimed to have been made;

              (d) no Default or Event of Default shall be continuing;

              (e) all proceedings in connection with the transactions
       contemplated hereby shall be in form and substance satisfactory to the
       Bank, and the Bank shall have received all information and documents as it may have reasonably requested;

              (f) no change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the Bank would make it unlawful for the Bank to make such Loan; and

              (g) prior to the funding of the first Loan under this Agreement, the Bank shall have received the legal opinion of counsel to the
       Borrower, substantially in the form attached as Exhibit A.

                                  7. COVENANTS

              7.1 Affirmative Covenants. The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will comply with its obligations as set forth throughout this Agreement and will:

              (a) furnish the Bank: (i) as soon as available but in any event within ninety (90) days after the close of each fiscal year, its
       Financials, prepared in accordance with GAAP, for such fiscal year, in such form as is satisfactory for inclusion in the audited Financials of
       Ormat Industries Ltd. (the ultimate parent company), and certified by the
       Borrower's accountants; (ii) as soon as available but in any event within sixty (60) days after the end of each fiscal quarter its unaudited
       Financials for such quarter, certified by its chief financial officer;
       and (iii) together with the quarterly and annual audited Financials, a certificate of the Borrower certifying that no Default or Event of
       Default has occurred, or if it has, the actions taken by the Borrower with respect thereto;

              (b) keep true and accurate books of account, maintain its current fiscal year and permit the Bank or its designated representatives to inspect the Borrower's premises during normal business hours and to examine and be advised as to such or other business records upon the request of the Bank;

              (c) (i) maintain its corporate existence, business and assets,
       (ii) keep its business and assets adequately insured, (iii) maintain its chief executive office in the United States, (iv) continue to engage in the same lines of business, and (v) comply with all Requirements of Law, including ERISA and Environmental Laws;

              (d) notify the Bank promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any material noncompliance with
       ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, (iv)
       any threatened or pending litigation or similar proceeding affecting the
       Borrower or any Affiliate which could have a Materially Adverse Effect, or any material adverse change in any such litigation or proceeding previously reported, and (v) material claims against any assets or properties of the Borrower or any of its Affiliates encumbered in favor of the Bank; and

              (e) cooperate with the Bank, take such action, execute such documents, and provide such information as the Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

              7.2 Negative Covenants. The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not, without the prior written consent of the
Bank:

              (a) make any distributions on or in respect of its capital of any nature whatsoever to its shareholders in their capacity as shareholders;

              (b) become party to a merger or sale-leaseback transaction, or effect any disposition of assets other than in the ordinary course.

                       8. EVENTS OF DEFAULT; ACCELERATION

              Each of the following shall constitute an Event of Default under this Agreement:

              (a) the Borrower shall fail to pay when due and payable any principal of the Loans when the same becomes due;

              (b) the Borrower shall fail to pay interest on the Loans or any other sum due under any of the Loan Documents within two (2) Business
       Days after the date on which the same shall have first become due and payable;

              (c) the Borrower shall fail to perform any term, covenant or agreement contained in (sections) 7.1(c)(i) and 7.2;

              (d) the Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document within fourteen (14) days after the Bank has given written notice of such failure to the Borrower;

              (e) any representation or warranty of the Borrower in the Loan
       Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

              (f) the Borrower, or any Affiliate of Borrower, shall be in default (after any applicable period of grace or cure period) under any agreement evidencing Indebtedness owing to the Bank, or shall fail to pay such Indebtedness when due (after any applicable period of grace or cure period);

              (g) any of the Loan Documents shall cease to be in full force and effect;

              (h) the Borrower (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv)
       shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v)
       shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

              (i) the Borrower shall be unable to pay its debts as they mature;

              (j) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower that, together with other outstanding claims and execution actions against the
       Borrower exceeds $200,000 in the aggregate;

              (k) the commencement of a foreclosure proceeding affecting any
       Approved Geothermal Project;

                                       10

              (l) the Borrower, or any Affiliate of Borrower, shall be in default (after any applicable period of grace or cure period) under any agreement evidencing Indebtedness owing to BLITA, or to any Affiliate of
       BLITA other than the Bank, or shall fail to pay such Indebtedness when due (after any applicable period of grace or cure period); or

              (m) a change in the financial condition or affairs of Borrower which in the reasonable opinion of the Bank materially reduces Borrower's ability to pay all the Obligations.

              If any of the Events of Default shall occur and be continuing, then, or at any time thereafter:

              (a) In the case of any Event of Default under clause (h) or (i), the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan
       Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower;

              (b) In the case of any Event of Default under clause (a) or (b), the Bank may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and

              (c) In the case of any Event of Default other than (a), (b), (h)
       or (i), the Bank may, by two (2) Business Days' prior written notice to the Borrower, and where such Event of Default has not been cured during such period, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

              No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

                                       11

                                   9. SETOFF

              Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from the Bank to the Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrower to the Bank at any time without notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower.

                               10. MISCELLANEOUS

              (a) The Borrower agrees to indemnify and hold harmless the Bank, its officers, employees, affiliates, agents, and controlling persons from and against all claims, damages, liabilities and losses of every kind, including reasonable legal fees, arising out of the Loan Documents, and including claims in respect of the application of Environmental Laws to the Borrower, absent the gross negligence and willful misconduct of the Bank.

              (b) The Borrower shall pay to the Bank promptly on demand in accordance with the mutual agreement of the Bank and the Borrower reasonable costs and expenses (including reasonable legal fees) incurred by the Bank in connection with the subsequent amendment, administration or enforcement of any of the Loan Documents, provided that the costs and expenses incurred with respect to the execution and preparation of this Agreement, and the related documents by counsel to the Bank shall not exceed the maximum amount of US$
7,000.

              (c) Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address.

              (d) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such

                                       12

invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

              (e) THIS AGREEMENT AND THE RESTATED NOTE ARE CONTRACTS UNDER THE
LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND
GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY
OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR
ANY FEDERAL COURT SITTING THEREIN. The Borrower, as an inducement to the Bank to enter into this Agreement, hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document.

              (f) In the event of inconsistency between this Agreement and any other Loan Document, the provisions of this Agreement shall control.

              IN WITNESS WHEREOF, the undersigned have duly executed this Bridge
Loan Agreement as a sealed instrument as of the date first above written.

                              ORMAT NEVADA, INC.

                              By:   /s/ Connie Stechman
                                    ---------------------------------
                                    Name: Connie Stechman
                                    Title: Assistant Secretary
                                    Address: 980 Greg Street
                                             Sparks, NV  90431
                                    Phone: 775-356-9029
                                    Fax: 775-356-9039

                                       13

                              BANK LEUMI USA

                              By:   /s/ Michaela Klein
                                    --------------------------------
                                    Name: Michaela Klein
                                    Title: Senior Vice President

                              By:   /s/ Yuval Talmy
                                    --------------------------------
                                    Name: Yuval Talmy
                                    Title: Assistant Vice President
                                    Address: 564 Fifth Avenue
                                             New York, NY 10036
                                    Phone: 212-626-1061
                                    Fax: 212-626-1072

     Bank Leumi Le-Israel B.M. hereby executes a copy of this Agreement for the sole purpose of undertaking to the Borrower that, in each case in which all of other conditions set forth in the Agreement to the obligation of the Lender to make a Loan have been satisfied, Bank Leumi Le-Israel B.M. will advance to the Lender funds equal to the amount of such Loan, as described in Section 6(a)
of the Agreement.

                                        BANK LEUMI LE-ISRAEL B.M.

                                        By:
                                            ------------------------------------
                                        Name: Shuki Zeitak
                                        Title: Customer Relationship Manager

                                       12

     STATE OF NEVADA  )
                      : ss:
     COUNTY OF WASHOE )

     On November 6th, 2003 before me, Patricia Mayes, a Notary Public, personally appeared Connie Stechman, personally, known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                        /s/ Patricia Mayes
                                        ----------------------------------------

--------------------------------------
               [GRAPHIC]
            PATRICIA MAYES
    Notary Public - State of Nevada
 Appointment Recorded in Washoe County
No: 92-0753-2 Expires February 1, 2004
--------------------------------------

                                       13

     EXHIBIT A

     [Form of Legal Opinion]

                                       14

                                                             [PERKINS COIE LOGO]

                                                   1201 Third Avenue, Suite 4800
                                                          Seattle, WA 98101-3099
                                                             PHONE: 206-983-8888
                                                               FAX: 206-583-8500
                                                             www.perkinscoie.com

                                November 6, 2003

Bank Leumi USA
579 Fifth Ave.
New York, NY 10017

     RE: AMENDED AND RESTATED BRIDGE LOAN AGREEMENT WITH ORMAT NEVADA, INC.,
         DATED AS OF OCTOBER 2, 2003

Ladies and Gentlemen:

     We have acted as special counsel to Ormat Nevada, Inc., a Delaware corporation ("Borrower"), in connection with certain loans (the "Loans")
contemplated by the Amended and Restated Bridge Loan Agreement dated as of
October 2, 2003 (the "Loan Agreement") between the Borrower and Bank Leumi USA
(the "Bank"). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

A.   DOCUMENTS AND MATTERS EXAMINED

     In connection with this opinion, we have examined the original, or a copy certified or otherwise identified to our satisfaction, of the Loan Agreement and the Restated Note (the "Loan Documents"). Our opinions are based solely upon a review of the Loan Documents and, as to factual matters, certificates provided by the Secretary of State of the States of Delaware and Nevada, and by the
Borrower and, with your consent, we have reviewed no other documents, records, certificates or other statements as a basis for the opinions herein expressed.
Whenever a statement herein is qualified by the phrase "to our knowledge," or by any other phrase of similar import, or where it is noted that nothing has been brought to our attention, it means that the opinion stated is based solely upon the consoious awareness of information as to the matters being opined upon by the attorney who signs, on behalf of Perkins Coie LLP, this opinion letter. We have not been involved on behalf of the Borrower in the negotiation or preparation of the Loan Documents. With your consent, we have not undertaken, nor were we obligated or expected to undertake, an independent investigation to determine the accuracy of the facts or other information as to which our knowledge is sought, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. In particular, the attorneys at Perkins Coie LLP preparing this opinion have not made inquiry of other attorneys in the firm (other than attorneys actively involved in

PC-Opinion-Ormat/Bank Leumi

     ANCHORAGE . BEIJING . BELLEVUE . BOISE . CHICAGO . DENVER . HONG KONG .
    LOS ANGELES MENLO PARK - OLYMPIA . FORTLAND . SAN FRANCISCO . SEATTLE .
                                WASHINGTON, D.C.

                 Perkins Coie LLP (Perkins Coie LLC in Illinois)

Bank Leumi USA
November 6, 2003

preparing this opinion), and have not researched court or agency records. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Borrower.

B.   ASSUMPTIONS

     For purposes of this opinion letter, we have relied without investigation, upon the following assumptions:

     B-1. The signatures of persons signing the Loan Documents are genuine.

     B-2. All natural persons who are involved on behalf of Borrower have sufficient legal capacity to enter into and perform the transactions contemplated by the Loan Documents.

     B-3. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original.

     B-4. The Bank has acted in good faith and without notice of any defense against the enforceability of any rights created by, or adverse claim to any property or security interest transferred or created as a part of, the transaction.

     B-5. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Loan Documents.

     B-6. The constitutionality or validity of the relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the opining jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

     B-7. The Bank has the power, authority and legal right to execute and deliver, and to perform its obligations under, the Loan Documents.

     B-8. The factual representations and warranties in the Loan Documents are true, and the facts and circumstances contemplated pursuant to the Loan
Documents are as contemplated therein.

PC-Opinion-Ormat/Bank Leumi

Bank Leumi USA
November 6, 2003

     B-9. The Bank has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Loan Documents against the Borrower.

     B-10. The conduct of the parties to the transaction has complied with any requirement of good faith, fair dealing and conscionability.

     B-11. Each of the parties to the Loan Documents will receive sufficient consideration to support the creation of the obligations found in each of the
Loan Documents to which it is a party.

     B-12. The Bank has satisfied those legal requirements applicable to it that are necessary to make the documents signed by it enforceable against it in accordance with its terms.

     B-13. The party to whom this opinion letter is directed and any agent acting for it in connection with the transactions have acted in good faith and without notice of any defense against the enforceability of any rights created by, or adverse claim to any property or security interest transferred or created as a part of the transactions.

     B-14. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Loan Documents.

C.   OPINIONS

     Based upon the foregoing examinations and assumptions and subject to the exclusions stated below, we are of the opinion that:

     C-1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and in good standing as a foreign corporation, and authorized to do business, under the laws of each jurisdiction where the character of the properties owned or leased by it or the transaction of its business makes such qualification or authorization necessary, except where such failure to qualify would not have a material adverse effect on the Borrower's business.

PC-Opinion-Ormat/Bank Leumi

Bank Leumi USA
November 6, 2003

     C-2. The Borrower has full power and authority to enter into and perform its obligations under the Loan Documents and to borrow the Loans, all of which have been duly authorized by all necessary and proper corporate action. No consent or approval (governmental or otherwise) or the taking of any other action (including, without limitation, by shareholders of the Borrower) is required as a condition to the validity or enforceability of any of the Loan
Documents except for any consents and approvals heretofore delivered to you.

     C-3. Each of the Loan Documents, when duly executed and delivered by the
Borrower, will constitute the valid and legally binding obligations of the
Borrower, enforceable in accordance with its respective terms.

     C-4. To our knowledge, there are no actions, suits, investigations or administrative proceedings of or before any court, arbitrator or governmental authority, pending or threatened against the Borrower or any of its subsidiaries, properties, or other assets which (i) if adversely determined, would materially, adversely affect the business, operations or condition, financial or otherwise, of the Borrower; or (ii) question the validity of any of the Loan Documents or any action to be taken in connection with the transactions contemplated thereby.

     C-5. The execution, delivery and performance by the Borrower of the Loan
Documents do not and will not (i) violate any provision of the corporate charter or by-laws of the Borrower; (ii) to our knowledge violate any order, decree or judgment to which Borrower is a party or by which its assets are bound, or any provisions of any statute, rule or regulation applicable to Delaware corporations; (iii) violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any material shareholder agreement, stock preference agreement, mortgage, indenture or contract to which the Borrower is a party, or by which any of its properties are bound or affected; or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower.

     C-6. To the best of our knowledge (after due inquiry) the proceeds of the
Loans are not being and will not be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any "margin stock" in contravention of
Regulation U or X promulgated by the Board of Governors of the Federal Reserve
System.

PC-Opinion-Ormat/Bank Leumi

Bank Leumi USA
November 6, 2003

     C-7. The Borrower is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign known to us to which it is a party or by which it or any of its property may be bound or affected except for such defaults which, in the aggregate, will not have a material, adverse effect on the business operations or condition, financial or otherwise, of the Borrower.

D.   EXCLUSIONS AND QUALIFICATIONS

     D-1. We express no opinion as to the effect, if any, of the following:

          (a) the choice of law, service of process, consent to jurisdiction and consent to venue provisions in the Loan Documents;

          (b) federal securities laws and regulations administered by the
Securities and Exchange Commission, state "blue sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; and

          (c) pension and employee benefit laws and regulations.

     D-2. The opinion set forth herein as to enforceability of the Loan
Documents is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity.

     D-3. The opinions set forth herein are subject to the effect of generally applicable rules of law that:

          (a) limit or affect the enforceability of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness;

          (b) limit the availability of a remedy under certain circumstances where another remedy has been elected;

PC-Opinion-Ormat/Bank Leumi

Bank Leumi USA
November 6, 2003

          (c) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent that the action or inaction involves negligence, recklessness, willful misconduct, or unlawful conduct;

          (d) may, where less than all of a contract may be enforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

          (e) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs; and

          (f) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (ii) it is important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

     D-4. We express no opinion as to the validity, binding effect or enforceability of purported waivers of any statutory or other rights, court rules or defenses to obligations to the extent that such waivers (i) are against public policy or (ii) constitute waivers of rights that by law, regulation or judicial decision may not be waived.

     D-5. The enforceability of provisions in the Loan Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

     D-6. We express no opinion as to the effect of the laws of any jurisdiction in which the Bank is located (other than the State of New York) that limit the interest, fees or other charges that the Bank may impose for the loan or use of money or other credit.

PC-Opinion-Ormat/Bank Leumi

Bank Leumi USA
November 6, 2003

     D-7. We have not reviewed, nor are our opinions in any way predicated upon an examination of, the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the Delaware corporation law. We expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have upon the opinions set forth herein. Furthermore, we express no opinion as to matters that may be affected by pending or proposed federal, state or local legislation, even though such legislation, if subsequently enacted, might affect the opinions expressed herein. Please be advised that we do not maintain an office in either
Delaware or New York.

     D-8. The opinions set forth herein are as of the date hereof, and we disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

     D-9. The opinions set forth herein, including those opinions as to the enforceability of the Loan Documents, are subject to the qualification that they do not address, except as expressly stated elsewhere in the opinion letter, enforceability of any of the following provisions included in such documents:

          (a) provisions that contain a waiver of (i) broadly or vaguely stated
rights, (ii) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly allows waiver, (iii) unknown future defenses, and (iv) rights to damages;

          (b) provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings;

          (c) provisions waiving the pledgor's rights under the Uniform
Commercial Code, including the right that Collateral be disposed of in a reasonable commercial manner; and

          (d) provisions appointing one party as attorney-in-fact for an adverse party.

PC-Opinion-Ormat/Bank Leumi

Bank Leumi USA
November 6, 2003

     This opinion letter is rendered only to you and your successors and assigns and is solely for your benefit in connection with the transactions contemplated by the Loan Documents. This opinion letter may not be used or relied upon for any other purpose or by any other person without our prior written consent.

                                        Very truly yours,

                                        /s/ PERKINS COIE LLP
                                        ----------------------------------------
                                            PERKINS COIE LLP

PC-Opinion-Ormat/Bank Leumi

Bank Leumi USA
Member FDIC

                         RESTATED PROMISSORY NOTE (GRID)

New York, N.Y., October 2, 2003                                   $20,000,000.00

For Value Received, Ormat Nevada Inc., a Delaware corporation ("Borrower"), promises to pay to the order of BANK LEUMI USA (the "Bank"), at its offices at
564 Fifth Avenue, New York NY 10036 the principal sum of Twenty Million Dollars
($20,000,000.00) ("Maximum Principal Amount") or, if less, the aggregate unpaid principal sum of all Loans made by the Bank, to the Borrower of this Restated
Note from time to time in accordance with the Amended and Restated Bridge Loan
Agreement between the Borrower and the Bank of even date herewith (the "Loan
Agreement"). The principal sum of each such Loan shall be payable on February
2, 2005, or such earlier date as may be specified herein or in the Loan
Agreement.

This Restated Note evidences borrowings under and has been issued by the
Borrower in accordance with the terms of the Loan Agreement. The Borrower acknowledges that the obligation of the Bank to make Loans is subject to satisfaction at the time of each such Loan of the conditions set forth in the
Loan Agreement. The Bank and any holder hereof is entitled to the benefits of the Loan Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Restated Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this
Restated Note, and the right under certain circumstances to reborrow, on the terms and conditions specified in the Loan Agreement.

Each Loan shall bear interest (from the date of such Loan) at a rate per annum which shall be equal to one-and-one-half percentage points (1.5%) per annum above the Libor Rate (Reserve Adjusted) for a three month term, calculated by the Bank, in the manner hereinafter provided,

----------
* "Libor Rate" means, relative to any Interest Period (hereinafter defined) (i)
the rate quoted by the British Bankers Association in London as its "LIBOR" rate for U.S. dollar deposits at or about 11:00 a.m., London time, on the second
Business Day prior to the commencement of the Interest Period; provided, however, that if the Bank adopts generally in its business a different rate quoting system or service for obtaining the rate of interest commonly known as
"LIBOR" for U.S. dollar deposits, then upon giving prompt notice to the Borrower such alternative rate quoting system or service shall be utilized for determining "IBOR" in lieu of the rate quoted by the British Bankers
Association, and (ii) if the rate may not be determined by the Bank as provided in the preceding clause (i) for any reason, as determined by the Bank in its reasonable judgment, then the rate equal to the rate of interest per annum determined by the Bank to be the arithmetic mean (rounded upward to the next
l/16th of 1%) of the rates of interest per annum at which U.S. dollar deposits in the approximate amount of the amount of the Loan to be made or continued
hereunder by the Bank and having a maturity comparable to such Interest Period would be offered to the Bank in the London Interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

The "Libor Reserve Percentage" means, relative to any Interest Period for Loans hereunder, the percentage (expressed as a decimal, rounded upward to the next
1/100th of 1%) in effect on such day (whether or not applicable to the Bank)
under regulations issued from time to time by the Federal Reserve System Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency but in no event in excess of the maximum rate permitted by applicable law;
provided, that if the Bank shall have determined that by reason of circumstances affecting the Libor Rate (Reserve Adjusted) adequate and reasonable means do not exist for ascertaining the Libor Rate (Reserve Adjusted) for any Interest
Period, or if the time remaining to the stated maturity date of this Restated
Note is less than the Interest Period, then in either such case, the applicable rate of interest during such Interest Period shall be equal to the rate of interest designated by the Bank, and in effect from time to time, as its
"Reference Rate", adjusted when said Reference Rate changes, but in no event in excess of the maximum rate permitted by law (the Borrower acknowledges that the
Reference Rate may not necessarily represent the lowest rate of interest charged by the Bank to customers). No Libor Rate (Reserve Adjusted)-based Loan shall be made less than three months before the stated maturity date of this Restated
Note or after the occurrence and continuance of an Event of Default or an event which, upon notice, passage of time or both would constitute an Event of
Default. Interest hereunder shall be payable on the last day of each Interest
Period and at maturity (whether by acceleration or otherwise). The term
"Interest Period" as used in this Restated Note shall mean a period of three months. No Interest Period shall extend beyond the stated maturity date of this
Restated Note. The initial Interest Period for this Restated Note shall begin on the day of the initial draw down under the Restated Note, and each subsequent
Interest Period shall begin on the last day of the immediately preceding
Interest Period. If an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business
Day; provided, however, that, if any Interest Period would otherwise end on a day that is not a Business Day but is a day of the month after which no further
Business Day occurs in such month, such Interest Period shall end on the next preceding Business Day and further provided that if any Interest Period commences on the last Business Day in a calendar month or if there is no corresponding day in the calendar month in which it is to end, then it shall end on the last Business Day in a calendar month. The Bank shall give notice to the
Borrower of the interest rate determined for each Interest Period as provided herein, and such notice shall be conclusive and binding upon the Borrower for all purposes absent manifest error.

Borrower shall pay to the Bank to compensate it for any loss, cost or expense that the Bank determines is attributable to any prepayment of a Loan bearing interest at the Libor Rate (Reserve Adjusted). Such compensation shall be an amount equal to the excess (if any) of (i) the amount of interest that otherwise would have accrued on the principal amount so prepaid for the period from the date of such prepayment to the last day of the then current Interest Period for such Loan at the applicable rate of interest for such Loan provided for herein, less (ii) the amount of interest that otherwise would have accrued on such principal amount from the date of such prepayment until the end of the then current Interest Period at a rate per annum equal to the interest component of the amount the Bank would have bid in The London Interbank market for dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the
Bank). The term "Business Day" shall mean any day of the year on which the Bank is open for business (as required or permitted by law or otherwise) and on which dealings in U.S. dollar deposits are carried on in London, England.

If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof
(each, a "Change in Law") shall make it unlawful for the Bank to make Libor Rate
(Reserve Adjusted)-based Loans, or to maintain interest rates based on Libor, then in the former event, any obligation of the Bank contained herein or in any agreement of the Bank to make available such unlawful Libor Rate

--------------------------------------------------------------------------------
funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve System Board).

"Libor Rate (Reserve Adjusted)" means, relative to any Loan to be made or continued hereunder for any Interest Period, the rate of interest per annum
(rounded upwards to the next 1/16th of 1%) determined by the Bank as follows:

                   Libor Rate                    Libor Rate
                                         -------------------------
               (Reserve Adjusted) = 1.00-Libor Reserve Percentage

(Reserve Adjusted)-based Loans shall immediately be cancelled, and in the latter event, any such unlawful Libor Rate (Reserve Adjusted)-based Loans then outstanding shall be converted, at the Bank's option, so that interest on the outstanding principal balance subject hereto is determined in relation to the
Reference Rate as herein above provided; provided however, that if any such
Change in Law shall permit any Libor Rate (Reserve Adjusted)-based Loans to remain in effect until the expiration of the Interest Period applicable thereto, then such permitted Libor Rate (Reserve Adjusted)-based Loans shall continue in effect until the expiration of such Inerest Period. Upon the occurrence of any of the foregoing events, Borrower shall pay to the Bank immediately upon demand such amounts as may be necessary to compensate the Bank for any fines, fees, charges, penalties or other costs incurred or payable by the Bank as a result thereof and which are attributable to any Libor Rate (Reserve Adjusted) options made available to Borrower hereunder, and any reasonable allocation made by the
Bank among its operations shall be conclusive and binding upon Borrower.

If any Change in Law or compliance by the Bank with any request or directive
(whether or not having the force of law) from any central bank or other governmental authority shall:

(A) subject the Bank to any tax, duty or other charge with respect to any Libor
Rate (Reserve Adjusted) options, or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder
(except for changes in the rate of tax on the overall net income of the Bank);
or

(B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition or funds by any office of the Bank; or

(C) impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining any Libor Rate (Reserve Adjusted)-based Loan hereunder and/or to reduce any amount receivable by the Bank in connection therewith, then in any such case, Borrower shall pay to the Bank immediately upon demand such amounts as may be necessary to compensate the Bank for any additional costs incurred by the Bank and/or reductions in amounts received by the Bank which are attributable to such Libor Rate (Reserve Adjusted)-based
Loan. In determining which costs incurred by the Bank and/or reductions in amounts received by the Bank are attributable to any Libor Rate (Reserve
Adjusted)-based Loan made to Borrower hereunder, any reasonable allocation made by the Bank among its operations shall be conclusive and binding upon Borrower.

The Bank is hereby authorized to enter on the schedule attached hereto the amount of each Loan (including all Loans now outstanding and evidenced by the
Note made pursuant to the Initial Agreement) and each payment of principal thereon, without any further authorization on the part of the Borrower, but the
Bank's failure to make such entry shall not limit or otherwise affect the obligations of the Borrower. In the event that any other Liabilities (as hereinafter defined) of Borrower to the Bank are due at any time that the Bank receives a payment from Borrower on account of this Restated Note or any such other Liabilities of Borrower, the Bank may apply such payments to amounts due under this Restated Note or any such other Liabilities in such manner as the
Bank, in its discretion, elects, regardless of any instructions from Borrower to the contrary.

Interest shall be computed on the basis of a 360-day year.

The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, at any date on which the payment of principal or of interest on any of the Liabilities is due; in an amount equal to any unpaid portion of such payment. If the time for payment of principal of or interest on any of the Liabilities or any other money payable hereunder or with respect to any of the Liabilities becomes due on a day on which the Bank's offices are closed (as required or permitted by law or otherwise), such payment shall be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment. All payments by any Borrower of this Restated Note on account

of principal, interest or fees hereunder shall be made in lawful money of the
United States of America, in immediately available funds.

All Property (as hereinafter defined) held by the Bank shall be subject to a security interest in favor of the Bank or holder hereof as security for any and all Liabilities. The term "Property" shall mean the balance of every deposit account of the Borrower with the Bank or any of the Bank's nominees or agents and all other obligations of the Bank or any of its nominees or agents to the
Borrower, whether now existing or hereafter arising, and all other personal property of the Borrower (including without limitation all money, accounts, general intangibles, goods, instruments, documents and chattel paper) which, or evidence of which, are now or at any time in the future shall come into the possession or under the control of or be in transit to the Bank or any of its nominees or agents for any purpose, whether or not accepted for the purposes for which it was delivered. The term "Liabilities" shall mean the indebtedness evidenced by this Restated Note and all other indebtedness, liabilities and obligations of any kind of the Borrower (or any partnership or other group of which the Borrower is a member) to (a) the Bank, (b) any group of which the Bank is a member, or (c) any other person if the Bank has a participation or other interest in such indebtedness, liabilities or obligations, whether (i) for the
Bank's own account or as agent for others, (ii) acquired directly or indirectly by the Bank from the Borrower or others, (iii) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, now existing or hereafter arising, or (iv) incurred by the Borrower as principal, surety, endorser, guarantor or otherwise, and including without limitation all expenses, including attorneys' fees, incurred by the Bank in connection with any such indebtedness, liabilities or obligations or any of the Property (including any sale or other disposition of the
Property).

Upon the occurrence of any Event of Default, as defined in the Loan Agreement, this Restated Note may become, or may be declared, due and payable immediately without demand or notice, and all other debts or obligations of the Borrower to the Bank or holder hereof, whether due or not due and whether direct or contingent and howsoever evidenced, shall, at the option of the Bank or holder hereof, also become due and payable immediately without demand or notice. After this Restated Note becomes due, at stated maturity or on acceleration, any unpaid balance hereof shall bear interest from the date it becomes due until paid at a rate per annum 3% above the rate borne by this Restated Note when it becomes due or, if such rate shall not be lawful with respect to the undersigned, then at the highest lawful rate. The liability of any party to commercial paper held by the Bank or holder hereof, other than the Borrower hereof, shall remain unaffected hereby, and such parties shall remain liable thereon in accordance with the original tenor thereof. The Borrower agrees that if an attorney is retained to enforce or collect this Restated Note or any other obligations by reason of non-payment of this Restated Note when due or made due hereunder, a reasonable attorneys' fee shall be paid in addition.

This Restated Note shall be governed by the laws of the State of New York and shall be binding upon the Borrower and the Borrower's heirs, administrators, successors and assigns. The Borrower hereby irrevocably consents to the jurisdiction of any New York State or Federal court located in New York City over any action or proceeding arising out of any dispute between the Borrower and the Bank, and the Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to the Borrower at the address set forth below. In the event of litigation between the Bank and the Borrower over any matter connected with this
Restated Note or resulting from transactions hereunder, the right to a trial by jury is hereby waived by the Bank and the Borrower. The Borrower also waives the right to interpose any set-off or counterclaim of any nature. The Bank or any holder may accept late payments, or partial payments, even though marked
"payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Restated Note nor consent to any departure by Borrower therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

The rights and remedies of the Bank provided for hereunder (including but not limited to the right to accelerate Liabilities of Borrower and to realize on any security for any such Liabilities) are cumulative with the rights and remedies of the Bank available under any other instrument or agreement or under applicable law.

The Restated Note amends, restates and supersedes the Note made pursuant to the
Initial Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Restated Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

                                        ORMAT NEVADA, INC.

                                        By: /s/ Connie Stechman
                                            ------------------------------------
                                        Name: Connie Stechman
                                        Title: Assistant Secretary

[Corporate Seal]